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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITOR

  We consent to the reference to our firm under the captions "Summary Historical and Pro Forma Consolidated Financial Information", "Selected Historical Consolidated Financial Information" and "Experts" and to the use of our reports dated February 18, 1997 in the Registration Statement (Form S-4) and the related Prospectus of Koppers Industries, Inc. for the registration of the Senior Subordinated Notes.

                                          /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

January 23, 1998